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                                                                  EXHIBIT 10.27

                       HAYES MICROCOMPUTER PRODUCTS, INC.
                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT ("Shareholders' Agreement"), is made as of the 16th day of April, 1996, by and among DENNIS C. HAYES, a resident of the State of Georgia (individually, and not including any successor, the "Principal Shareholder"), the persons or entities listed on Schedule 1 hereto (the "Investors") (hereinafter the Principal Shareholder and the Investors are sometimes referred to collectively as the "Shareholders" and individually as a "Shareholder"), and HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia corporation (hereinafter referred to as the "Company").

                                R E C I T A L S:

         WHEREAS, the Company is a duly organized and existing corporation under the laws of the State of Georgia;

         WHEREAS, the Shareholders, contemporaneously with the execution and delivery of this Shareholders' Agreement, acquired and have voting control in respect of (A) an aggregate of 4,943,221 shares of the Common Stock, no par value, of the Company (the "Common Stock"), which constitute 96.9% of the issued and outstanding shares of Common Stock of the Company on the date hereof and (B) an aggregate of 4,900,000 shares of Series A Preferred Stock of the Company (the "Series A Preferred Stock") which constitute all of the issued and outstanding preferred stock of the Company on the date hereof, in each case as set forth with respect to each Shareholder on Schedule 1 to this Shareholders' Agreement; and

         WHEREAS, the Shareholders wish to enter into this Shareholders' Agreement pursuant to Section 14-2-731 of the Georgia Business Corporation Code for the purposes of defining their respective rights and obligations with respect to the Stock (as hereinafter defined) and making certain provisions for the regulation of the Company's affairs;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all parties, it is agreed as follows:


1.       DEFINITIONS AND OWNERSHIP.

         1.1 DEFINITIONS. As used in this Shareholders' Agreement, the following terms shall have the following meanings:

                           (a) "Acquisition Offer" shall mean a bona fide offer
                  to the Company, on arm's length terms, subject to conditions and obligations on the part of the seller(s) that are usual and customary in similar transactions, that provides for ratable treatment of the Shareholders (but may take into account the rights and

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                  preferences of the Preferred Shares), and which would result in the sale of the Company, including by a sale of stock or exchange of shares or acquisition of all or substantially all of the assets, subject to all or substantially all liabilities, of the Company, or the merger, consolidation or reorganization of the Company with or into any other corporation or corporations in which the Company would not be the surviving entity (other than a mere reincorporation transaction).

                           (b) "Affiliate" shall mean with respect to a Person,
                  any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such first Person.

                           (c) "Anti-Dilution Warrant" shall mean the warrant
                  issued to Rinzai pursuant to the Merger Agreement and referred to therein as the "Warrant."

                           (d) "Balance" shall have the meaning ascribed to that
                  term in Section 2.4 of this Shareholders' Agreement.

                           (e) "Board of Directors" shall mean the board of
                  directors of the Company, as constituted from time to time.

                           (f) "Board Warrants" shall mean any warrants for the
                  purchase of Common Stock of to up to six percent (6%) of the Stock of the Company issued and outstanding immediately after the Closing Date on a fully diluted basis (but without giving effect to the Board Warrants or the options provided for in
                  Section 10.4 of this Shareholders' Agreement) issued from time to time pursuant to the Company's existing Directors' Incentive Stock Plan or any successor warrant issuance plan.

                           (g) "CEO" shall have the meaning ascribed to that
                  term in Section 10.6(a) of this Shareholders' Agreement.

                           (h) "Chairman" shall mean the Chairman of the Board
                  of Directors of the Company.

                           (i) "Closing Date" shall mean the date on which the
                  transactions contemplated by the Merger Agreement are consummated and shall have the same meaning as the phrase "date of the Closing" used in the Merger Agreement.

                           (j) "Common Stock" shall mean the $0.01 par value per
                  share voting common stock of the Company.

                           (k) "Convertible Promissory Note" shall have the
                  meaning ascribed to that term in Section 10.5 of this Shareholders' Agreement.


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                           (l) "Director" shall mean a Person who is at the time
                  in question a member of the Board of Directors.

                           (m) "Employee Plan" shall mean the Company's Profit
                  Sharing, Savings and Stock Plan.

                           (n) "Exchange Act" shall mean the Securities Exchange
                  Act of 1934, as amended.

                           (o) "Exercise Notice" shall mean written notice,
                  which shall be irrevocable, by or on behalf of any Shareholder or the Company, as applicable, entitled to exercise an option or election to purchase all or any Offered Shares pursuant to
                  Article 2 hereof or to exercise such Shareholder's co-sale rights pursuant to Article 3 hereof, given to any Transferor or selling Shareholder, or its representative, within the acceptance period, specifying a date for the closing of the purchase, if applicable, which closing date shall conform to the applicable requirements of Article 2 or 3, as the case may be, and such notice shall specify the number of Offered Shares which the purchasing Shareholder or the Company, as the case may be, elects to purchase or in respect of which such Shareholder wishes to exercise co-sale rights.

                           (p) "Expiration Date" shall have the meaning ascribed
                  to that term in Section 2.2 of this Shareholders' Agreement.

                           (q) "GAAP" shall have the meaning ascribed to that
                  term in Section 10.1 of this Shareholders' Agreement.

                           (r) "Holder" shall mean any Person owning or having
                  the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9.12 hereof.

                           (s) "Hong Kong Group" shall mean the group of
                  Shareholders consisting of Rolling Profit Holdings Limited, and Kaifa Technology (H.K.) Limited, and any Permitted Transferee of such Shareholder.

                           (t) "Initial Public Offering" shall mean the first
                  public offering of Common Stock, which shall be pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock and shall be underwritten on a firm commitment basis.

                           (u) "Initiating Holders" shall have the meaning
                  ascribed to that term in Section 9.1 of this Shareholders' Agreement.


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                           (v)  "Investors" shall mean those persons or entities
                  set forth on Schedule 1 hereto, who are sometimes individually referred to herein as an "Investor."

                           (w) "Liquidity Notice" shall have the meaning ascribed to that term in Section 8.2(a) of this Shareholders' Agreement.

                           (x) "Merger Agreement" shall mean that certain Hayes Microcomputer Products, Inc. Agreement and Plan of Merger dated as of April 12, 1996, by and among the Company, the Principal Shareholder, and the Investors, as amended on the date hereof, and as the same may be modified or amended from time to time hereafter.

                           (y) "New Securities" shall mean any Stock whether now authorized or not, and rights, options, or warrants to purchase Stock, and securities of any type whatsoever that are, or may become, convertible into Stock; PROVIDED, HOWEVER, that the term "New Securities" does not include (1) the Preferred Shares, the Convertible Promissory Notes or the Warrants; (2) securities issuable upon conversion or exercise of the Preferred Shares, the Convertible Promissory Notes or the Warrants; (3) securities offered to the public pursuant to a registration statement filed under the Securities Act; (4) securities issued pursuant to the acquisition by the Company of another corporation, whether by merger, purchase of substantially all of the assets of such corporation, purchase or exchange of shares of such corporation, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; (5) securities issued to lending or leasing institutions approved by the Board of Directors; (6) an aggregate of 6% of the number (as of the date of this Shareholders' Agreement) of outstanding shares of Stock issued to employees and officers of the Company or to others pursuant to plans, arrangements and agreements approved by the Board of Directors; or (7) shares of Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company.

                           (z) "Non-Offering Shareholders" shall have the meaning ascribed to that term in Section 2.2 of this Shareholders' Agreement.

                           (aa) "Offer" shall have the meaning ascribed to that
                  term in Section 2.1 of this Shareholders' Agreement.

                           (bb) "Offer Date" shall have the meaning ascribed to
                  that term in Section 2.2 of this Shareholders' Agreement.

                           (cc) "Offered Shares" shall mean any and all shares
                  of Stock required or desired to be offered for sale by a Shareholder to any other Shareholder or

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                  Shareholders or the Company pursuant to the terms of this
                  Shareholders' Agreement and, if the "Offered Shares" constitute all of the shares owned by an Investor, such term may include and refer to any Anti-Dilution Warrant held by such Person.

                           (dd) The phrase "owned or controlled" (or corollary
                  phrases) when used in this Shareholders' Agreement to describe a Person's rights with respect to shares of Stock shall mean that such Person has voting control over such shares, PROVIDED that shares of Stock held in the Employee Plan shall not be deemed to be "owned or controlled" by the trustee of the Employee Plan at any time when the Principal Shareholder is such trustee.

                           (ee) "Permitted Transferee" shall mean (i) as to the
                  Principal Shareholder, any transferee contemplated by Section 7.2, 7.3 or 7.4 and (ii) as to the Investors, any respective transferee contemplated by Section 7.5, 7.6 or 7.7, PROVIDED that in each case any other provisions of Article 7 applicable to such transferee or to a transfer to such transferee are complied with.

                           (ff) "Person" shall mean any natural person,
                  corporation, partnership, venture, joint venture, association, or other entity whatsoever.

                           (gg) "Plan" shall mean the Second Amended and
                  Restated Plan of Reorganization dated July 20, 1995, as modified, as confirmed by an order of the United States Bankruptcy Court for the Northern District of Georgia entered March 8, 1996 and an Order in Aid of Confirmation entered April __, 1996.

                           (hh) "Preferred Shares" shall mean the issued and
                  outstanding shares of Series A Preferred Stock.

                           (ii) "Principal Shareholder Successor" shall mean for
                  purposes of Article 12, the single natural person who is a Permitted Transferee of the Principal Shareholder and who at the time in question exercises voting control over all shares owned or controlled by the Principal Shareholder and his Permitted Transferees.

                           (jj) "Proportion" shall mean, with respect to any
                  Shareholder entitled to purchase Offered Shares, the proportion of the total number of such Offered Shares which the total number of shares of Stock owned by each Shareholder (or by the Principal Shareholder and his Permitted Transferees) entitled to purchase Offered Shares bears to the total number of shares of Stock owned by all Shareholders (or by the Principal Shareholder and his Permitted Transferees) entitled to purchase Offered Shares.


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                           (kk) "Register," "registered," and "registration"
                  shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (ll) "Registrable Securities" shall mean (1) the
                  Common Stock issuable or issued upon conversion of the Preferred Shares or upon exercise of the Warrants, (2) shares of Common Stock held by the Principal Shareholder as of the date of this Shareholders' Agreement, and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which its registration rights are not assigned.

                           (mm) "Registrable Securities then outstanding" shall
                  mean the number of shares of Common Stock outstanding which are Registrable Securities and the number of shares of Common Stock issuable pursuant to the exercise of warrants, options or other rights and the conversion of convertible securities which are exercisable for or convertible into Registrable Securities.

                           (nn) "Rinzai" shall mean Rinzai Limited, a Hong Kong
                  company, and any Permitted Transferee;

                           (oo) "SEC" shall mean the Securities and Exchange
                  Commission.

                           (pp) "Securities Act" shall mean the Securities Act
                  of 1933, as amended.

                           (qq) "Singapore Group" shall mean the group of
                  Shareholders consisting of Lao Hotel (H.K.) Limited, Saliendra Pte. Ltd. and S.P. Quek Investments, and any Permitted Transferee of such Shareholders.

                           (rr) "Senior Financing" shall have the meaning
                  ascribed to that term in Section 10.5(a)(v) of this Shareholders' Agreement.

                           (ss) "Stock" shall mean the Common Stock, the
                  Preferred Shares (on an as-converted basis) and any other capital stock of the Company issued hereafter.

                           (tt) "Target IPO" shall mean an Initial Public
                  Offering initiated on the basis of a pre-offering valuation of the Company by the underwriter engaged to manage the offering of not less than One Hundred Fifty Million Dollars (US $150,000,000) and estimated aggregate gross proceeds to the Company of not less than Twenty Five Million Dollars (US $25,000,000).


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                           (uu)  "Terms" shall have the meaning ascribed to that
                  term in Section 2.2 of this Shareholders' Agreement.

                           (vv) "Transfer" shall have the meaning ascribed to that term in Section 2.1 of this Shareholders' Agreement.

                           (ww) "Transferee" shall have the meaning ascribed to that term in Section 2.2 of this Shareholders' Agreement.

                           (xx) "Transferor" shall have the meaning ascribed to that term in Section 2.1 of this Shareholders' Agreement.

                           (yy) "Violation" shall have the meaning ascribed to that term in Section 9.9 of this Shareholders' Agreement.

                           (zz)  "Voting Trust" shall mean the Hayes
                  Microcomputer Products, Inc. Voting Trust Agreement dated April 16, 1996, by and among the Principal Shareholder, the Company, the Trustee named therein (the "Trustee") and such other Shareholders (as defined therein) as may from time to time be parties thereto, as such agreement may be amended, modified, supplemented, or restated in accordance with the terms thereof and hereof and in effect from time to time.

                           (aaa) "Warrants" shall mean the Anti-Dilution Warrant
                  and the Board Warrants.


         1.2 CAPITALIZATION OF THE COMPANY. Unless changed by action of the requisite majority of the Shareholders in accordance with Section 10.3 of this Shareholders' Agreement, the authorized capital stock of the Company shall consist of 10,000,000 shares of Series A Preferred Stock and 100,000,000 shares of Common Stock.


2.       REQUIRED OFFER PRIOR TO SALE AND OTHER RESTRICTIONS.


         2.1 REQUIRED OFFER PRIOR TO SALE. No Shareholder may sell, give, bequeath, pledge, assign, transfer or encumber in any manner whatsoever (all such dispositions being hereinafter referred to as a "transfer" or "disposition" and shall be deemed included in the verb "to dispose") any share of Stock or any Anti-Dilution Warrant to any Person for a period of two (2) years after the date of this Shareholders' Agreement, except for dispositions permitted under Section
7. After the expiration of such two (2) year period, no Shareholder may transfer any share of Stock or any Anti-Dilution Warrant to any Person, except for transfers or dispositions permitted under Section 7, unless the Shareholder seeking to make the transfer (the "Transferor") shall first have made the written offer to sell described in Section 2.2 below (the "Offer") and that Offer has not

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been accepted pursuant to the terms of this Shareholders' Agreement, nor shall any Investor transfer any Anti-Dilution Warrant other than in connection with a transfer of Offered Shares.

         2.2 OFFER BY TRANSFEROR. The Offer referred to in Section 2.1 shall be given by the Transferor to the Company and to each of the other Shareholders (herein the "Non-Offering Shareholders") and shall consist of a written Offer to sell all the Offered Shares of Stock which the Transferor then intends to dispose of, to which Offer shall be attached a statement of intention to dispose of the Offered Shares pursuant to a bona fide offer from a prospective purchaser or purchasers (the "Transferee"), a description of the contemplated disposition, the name and address of each bona fide Transferee, the number of shares of Stock involved in and other terms (the "Terms") of the proposed disposition. The Terms shall include, without limitation, the purchase price per Offered Share offered by each Transferee and the manner in which such purchase price shall be paid to the Transferor. Such Offer shall be signed by the Transferor and shall remain irrevocable until the earlier of (a) the time at which all of the Offered Shares are accepted by the Company or the Non-Offering Shareholders, as provided in Sections 2.3 and 2.4 or (b) one hundred twenty (120) days after the "Offer Date," which date shall be the date on which a notice is given to the Company and such Non-Offering Shareholders in accordance with the terms of Section 14.2 of this Shareholders' Agreement. The date on which the Offer becomes revocable is referred to herein as the "Expiration Date."

         2.3 ACCEPTANCE OF OFFER BY THE COMPANY. The Company may, at its option exercised within sixty (60) days after the Offer Date, elect to purchase all or any portion of the Offered Shares on the Terms (with the designees of the selling Shareholder abstaining on any vote of the Board of Directors of the Company with respect to such purchase). If and to the extent the Company does not accept the Offer in accordance with this Section 2.3 with respect to all of the Offered Shares, the Offered Shares may be disposed of in accordance with
Section 2.4. The Company shall exercise its option under this Section 2.3 by giving an Exercise Notice. The Exercise Notice shall be in accordance with the Terms. Any purchase by the Company of one hundred percent (100%) of the Offered Shares shall be completed not later than ninety (90) days after the Offer Date (subject to any extension of time required to permit necessary governmental or regulatory filings, notices or approvals).

         2.4 ACCEPTANCE OF OFFER BY SHAREHOLDERS. If and to the extent the Company does not accept the Offer with respect to all of the Offered Shares in accordance with the provisions of Section 2.3, the remaining Offered Shares shall be deemed to be offered to the Non-Offering Shareholders and each Non-Offering Shareholder may, at its option exercised within ten (10) days after
(i) the last day of the exercise period pursuant to Section 2.3 or, if earlier
(ii) the date on which the Company notifies the Shareholders of its election to purchase less than all (or none) of the Offered Shares, elect to purchase not more than its Proportion of the remaining Offered Shares. Each Non-Offering Shareholder who exercises its option to purchase its Proportion of the Offered Shares shall do so by giving an Exercise Notice. In the event that any such Non-Offering Shareholder gives an Exercise Notice covering less than its Proportion of the Offered Shares available to be purchased by Non-Offering Shareholders (such shares not covered by Exercise Notices being referred to as the "Balance"), each of the Non-Offering Shareholders that

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timely delivered an Exercise Notice covering its full Proportion of the Offered
Shares available to be purchased by Non-Offering Shareholders, may, by a second Exercise Notice delivered within ten (10) days after the expiration of the first ten (10) day period referred to above, elect to purchase up to that number of Offered Shares that is equal to the product of the Balance multiplied by a fraction, the numerator of which shall be such Non-Offering Shareholder's Proportion of the number of Offered Shares first made available for purchase by Non-Offering Shareholders pursuant to this Section 2.4, and the denominator of which shall be the total number of such Offered Shares covered by the first Exercise Notices timely delivered by all Non-Offering Shareholders which purchased their respective full Proportions. If, after the expiration of the second ten (10) day period any Offered Shares remain available to be purchased, any Non-Offering Shareholder which has timely delivered Exercise Notices covering the maximum number of Offered Shares available to it, may notify the Company, within five (5) days after the expiration of such second ten (10) day period of its desire to purchase additional Offered Shares, specifying the maximum number of such Offered Shares it is willing to purchase. If more than one such notice is received by the Company, the number of additional Offered Shares shall be allocated to the Non-Offering Shareholders delivering such notices in the same proportion as their respective offers bear to the total number of Offered Shares available in the third and final round.


         2.5 PURCHASES BY COMPANY AND SHAREHOLDERS. If the Company and the Non-Offering Shareholders together, or the Non-Offering Shareholders (or any of them) alone, elect to purchase 100% of the Offered Shares, the sale and purchase of such shares shall be completed not later than one hundred and five (105) days after the Offer Date (subject to any extension of time required to permit necessary governmental or regulatory filings, notices or approvals). The Transferor shall not be obligated to sell any Offered Shares to the Company or to any Non-Offering Shareholder unless the Company and/or the Non-Offering Shareholders have agreed to purchase, and purchase, 100% of the Offered Shares. "Completion" of any sale pursuant to this Article 2 shall mean, at a minimum, delivery by the selling Shareholder to each purchaser of certificate(s) representing the number of shares of Stock to be sold, in form for transfer by delivery, and payment by each purchaser of the purchase price therefor in accordance with the Terms, or as may otherwise be agreed by the parties.

3.       CO-SALE RIGHTS.

         3.1 CO-SALE RIGHTS OF NON-OFFERING SHAREHOLDER. If the Company and the Non-Offering Shareholders do not accept the Offer with respect to all of the Offered Shares in accordance with the provisions of Sections 2.3 and 2.4, each Non-Offering Shareholder may, by an Exercise Notice given to the Transferor not earlier than ninety (90) days and not later than one hundred and twenty (120) days after the Offer Date, elect to participate in such sale on the same terms and conditions as the Terms pursuant to the formula set forth in Section 3.2 of this Shareholders' Agreement. To the extent that a Non-Offering Shareholder elects so to participate in such sale, the number of shares of Stock that the Transferor may sell in the transaction shall be correspondingly reduced.


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         3.2 SHARES ELIGIBLE FOR CO-SALE. Each Non-Offering Shareholder may sell all or any part of that number of shares of Stock held by it or him, equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Offer by (ii) a fraction (A) the numerator of which is the number of shares of Stock (on an as-converted basis for all Preferred Shares) owned by such Non-Offering Shareholder at the date of the Offer and (B) the denominator of which shall be the sum of the total number of shares of Stock owned by the Transferor at the date of the Offer and the total number of shares of Common Stock (on an as-converted basis for all Preferred Shares) owned at the date of the Offer by all Non-Offering Shareholders that desire to participate in such sale pursuant to this Article 3.

         3.3 PARTICIPATION. Each Non-Offering Shareholder shall effect its participation in a sale by promptly delivering to Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which such Non-Offering Shareholder elects to sell or that number of Preferred Shares which (on an as-converted basis) is convertible into the number of shares of Common Stock which such Non-Offering Shareholder elects to sell. The Transferor shall hold such shares for such Non-Offering Shareholder pending the consummation of the sale transaction.

         3.4 TRANSFER OF STOCK. The stock certificate or certificates that each Non-Offering Shareholder delivers to the Transferor pursuant to Section 3.3 shall be transferred to the prospective purchaser upon the consummation of the sale of the Stock pursuant to the Terms and any and all purchase agreements agreed to by the parties, and the Transferor shall concurrently therewith remit to such Non-Offering Shareholder that portion of the sale proceeds to which such Non-Offering Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser refuses to purchase Stock from a Non-Offering Shareholder, the Transferor shall not sell to such prospective purchaser any shares of Stock unless and until, simultaneously with such sale, the Transferor shall purchase from such Non-Offering Shareholder (pursuant to the Terms) that number of shares of Stock which such Non-Offering Shareholder had the right, pursuant to this Article 3, to sell to such prospective purchaser.

4.       SALE OF OFFERED SHARES TO TRANSFEREE.

         If the Non-Offering Shareholders and the Company do not elect to purchase all of the Offered Shares in accordance with the terms of Sections 2.3 and 2.4 and the Non-Offering Shareholders do not elect to exercise their co-sale rights in accordance with the terms of Article 3, the Transferor shall not be obligated to sell any of the Offered Shares to the Non-Offering Shareholders or the Company or to reduce the number of Offered Shares which such Transferor may sell in accordance with Article 3 and shall be entitled to dispose of all of the Offered Shares to the Transferee on the Terms, PROVIDED that such disposition is consummated within one hundred fifty (150) days (subject to any extension of time required to permit necessary governmental or regulatory filings, notices or approvals) after the Offer Date and the Transferee executes a counterpart of this Shareholders' Agreement and agrees to remain bound by all terms of this Shareholders' Agreement. Any proposed transfer on terms and conditions other than the Terms, as well as any subsequent proposed transfer of any Stock by such Shareholder, shall again

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be subject to the rights of the Company and the Non-Offering Shareholders and shall require compliance by Transferor with the procedures described in Articles 2 and 3.

5.       RIGHT OF FIRST REFUSAL WITH RESPECT TO NEW SECURITIES.

         The Company hereby grants to each Shareholder, the right of first refusal to purchase, pro rata, all (or any part) of any New Securities that the Company may from time to time propose to sell and issue. Such Shareholder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Stock (on an as-converted basis) held by such Shareholder as compared to the total number of outstanding shares of Stock (on an as-converted basis). This right of first refusal shall be subject to the following provisions:

                           (a) In the event that the Company proposes to
                  undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Shareholder shall have twenty (20) days from the date such notice is given to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each purchasing Shareholder shall have a right of overallotment such that if any Shareholder fails to exercise its right hereunder to purchase its pro rata portion of New Securities, the Company shall so notify the purchasing Shareholders and the purchasing Shareholders may, upon notice given within ten
                  (10) days after the date on which they are notified that additional New Securities are available, purchase the New Securities otherwise allocable to any nonpurchasing Shareholder on a pro rata basis (based on the number of shares of Stock (on an as converted basis) held by such Shareholders).

                           (b) If the Shareholders fail timely to exercise such
                  right of first refusal as to 100% of the New Securities proposed to be issued, then the Company shall have one hundred twenty (120) days after the expiration of the applicable exercise period(s) provided in subsection (a) above to sell the New Securities at a price and upon general terms no more favorable to the purchasers thereof than were specified in the Company's notice to the Shareholders of such proposed issuance. In the event the Company has not sold the New Securities within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Shareholders in the manner provided above.

6.       EFFECTS OF NON-PARTICIPATION

         The exercise or non-exercise of the rights of any Shareholder or the Company under Article 2, 3 or 5 to participate in one or more sales of shares of Stock made by the Company or any Shareholder shall not adversely affect such Shareholder's or the Company's right, as applicable, to participate in subsequent sales of shares of Stock subject to Article 2, 3 or 5.

7.       PERMITTED TRANSFERS.

         The restrictions on transfer provided in Articles 2 and 3 shall be inapplicable to:

         7.1 Transfers involving public sales pursuant to a registration statement filed under the Securities Act;

         7.2 Transfers of shares of Stock by a Shareholder to his spouse or children, or to one or more trusts revocable only by him, limited partnerships, limited liability companies or similar entities established by such Shareholder, in each case created for the direct benefit of himself, his spouse or his children and in which he, his spouse and children are the only interest holders;

         7.3 Transfers of shares of Stock between a Shareholder and his guardian or conservator;

         7.4 Transfers of shares of Stock of a deceased Shareholder to his heirs or legal representatives;

         7.5 Transfers of shares of Stock from a Shareholder to an Affiliate of such Shareholder;

         7.6 Transfers of shares of Stock from one member of the Hong Kong Group to another member of the Hong Kong Group; or

         7.7 Transfers of shares of Stock from Rinzai or one member of the Singapore Group to another member of the Singapore Group or to Rinzai.

PROVIDED, that any such transfer is to a "Permitted Transferee" of such Person; and PROVIDED FURTHER, HOWEVER, that, in the case of any such transfer other than under Section 7.1, (a) the shares of Stock in the hands of such transferees shall remain subject to the terms of this Shareholders' Agreement and, as a condition precedent to such transfer, such transferee, if requested by the Company or by any other party hereto, shall sign a counterpart of this Shareholders' Agreement, (b) all such transfers of shares by the Principal Shareholder shall be to, or shall result in voting control of all transferred shares being exercisable by, a single natural person and (c) all such transfers of shares by an Investor may, if of one hundred percent (100%) of its shares, include any Anti-Dilution Warrant then held by it, and shall be to, or shall result in voting control of all transferred shares being exercisable by, a single Affiliate of such Investor, respectively.

             In addition, any Shareholder may transfer shares of Common Stock to a tax-exempt charitable organization subsequent to the second anniversary of the date of this Shareholders'

Agreement and such shares in the hands of any such transferee shall not be subject to the terms of this Shareholders' Agreement other than the provisions of Article 2 as applicable to any proposed sale of shares of Stock by such organization, of Section 8.2 insofar as the provisions of either such Section require a sale of shares of Stock by such shareholder, and of Section 14.1 hereof.

                  Any Shareholder making any such transfer will promptly notify the Company and each other Shareholder thereof, and Schedule 1 hereto shall be amended promptly after the giving of any such notice.

8.       CERTAIN  RIGHTS OF INVESTORS AND THE PRINCIPAL SHAREHOLDER.

         8.1 At any time after the fourth (4th) anniversary of the date of this Shareholders' Agreement, when Rinzai is a shareholder of the Company and an Initial Public Offering has not been completed, Rinzai may, with the full cooperation of the Company and the other Shareholders, and utilizing the resources of the Company, retain, subject to the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld, a reputable investment banker or other appropriate professional advisor on behalf of the Company to seek an Acquisition Offer from a third party (the customary fees of which investment banker or other professional will be paid by the Company) and in the event that such investment banker or other professional is successful in soliciting an Acquisition Offer then the terms of Section 8.2 of this Shareholders' Agreement shall apply; PROVIDED, HOWEVER, that the customary fees of such investment banker or professional, which may be based on a successful sale of the Company as an entirety, shall be borne by each Shareholder ratably according to its respective shareholdings if the shares of Stock held by Rinzai are purchased by other Shareholders pursuant to Section 8.2 of this Shareholders' Agreement.

         8.2 (a) If at any time after the fourth (4th) anniversary of the date of this Shareholders' Agreement, when Rinzai is a shareholder of the Company and no Initial Public Offering has been completed, an Acquisition Offer (whether or not solicited as contemplated by Section 8.1) is made by a third party and Rinzai desires to accept such Acquisition Offer in accordance with its terms, it shall notify the Company and the other Shareholders in writing (a "Liquidity Notice") of such desire and shall provide to the Company and the other Shareholders any and all information as to such Acquisition Offer that Rinzai may have that has not been delivered to the other parties by the offeror. Any Liquidity Notice shall include a prominent caption or other conspicuous reference to this Section 8.2(a) and state that it is a "Liquidity Notice."

             (b) Within thirty (30) days after the giving of a Liquidity Notice, each of the other Shareholders shall advise the Company and Rinzai of his or its desire to accept such Acquisition Offer or to reject it. Unless all of the other Shareholders desire to accept such Acquisition Offer, then within forty (40) days after the giving of the Liquidity Notice, the Company shall advise Rinzai and the other Shareholders of the number of shares, if any, of Stock held by Rinzai that the Company desires to purchase. If this number of shares is less than one hundred percent (100%) of the number of shares of Stock owned by Rinzai, then each of the other Shareholders may purchase any remaining shares of Rinzai ratably in accordance with their ownership of Stock. If any of the other Shareholders is entitled to but declines so to purchase Rinzai's shares of Stock, the purchasing Shareholders, as the case may be, may purchase all such remaining shares. The Shareholders shall advise Rinzai of his or its election so to purchase shares from Rinzai by written notice given not later than fifty (50) days after the giving of the Liquidity Notice.

                  (c) If the Company and the other Shareholders do not, collectively, so elect to purchase one hundred percent (100%) of the shares of Stock owned by Rinzai, then all Shareholders will be deemed to have accepted the Acquisition Offer and each of the Shareholders will, if Board of Directors approval is required for the transaction, cause the members of the Board of Directors of the Company appointed by them, respectively, to vote in favor of acceptance of the Acquisition Offer, and, together with any Shareholder transferee that is a charitable organization subject to the provisions of
Article 7, will sell the shares of Stock or otherwise perform the obligations of shareholders of the Company under and pursuant to such documents as may govern the consummation of the Acquisition Offer.

           8.3 Each sale pursuant to Section 8.2 of this Shareholders' Agreement shall be on the following terms and conditions:

                           (a) The purchase price shall be a price per share
                  equal to that of the Acquisition Offer (PROVIDED that Rinzai agrees to accept cash in lieu of non-cash property contemplated by such Acquisition Offer to be transferred as part of the purchase price thereunder, in an amount equivalent to the fair market value of any such non-cash property, as such fair market value is determined by a reputable, qualified, independent appraiser, selected by Rinzai and acceptable to the purchasing Shareholder(s) in their reasonable judgment);

                           (b) The obligations of Rinzai with respect to such
                  sale shall be substantially similar to those contained in the Acquisition Offer;

                           (c) The sale shall be consummated within sixty (60)
                  days (subject to any extension of time required to permit necessary governmental or regulatory filings, notices or approvals) after the date of the Liquidity Notice (or on or before such later closing date as may be contemplated by the Acquisition Offer); and

                           (d) Any or all of the Shareholders, as applicable,
                  shall and shall cause the Company to (if applicable), simultaneously with the receipt of the certificate or certificates for the shares to be sold by Rinzai pursuant to this Article 8, pay the aggregate purchase price therefor, as specified in this Article 8, in immediately available funds by wire transfer to an account maintained with a United States bank, as designated by Rinzai, or by other means acceptable to Rinzai and such purchasers.

         8.4 No Shareholder shall have any obligation to solicit or accept, other than from Dennis C. Hayes as Principal Shareholder or from his guardian or the executor or administrator of his estate, in either case, as the Person who has succeeded to the Principal Shareholder's rights and obligations hereunder, any request or instruction under this Shareholders' Agreement, including, without being limited to, this Article 8 or Article 9.

9.       REGISTRATION RIGHTS.

         9.1 Request for Registration. If the Company shall receive at any time after the completion of an Initial Public Offering, a written request from Holders holding at least twenty percent (20%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act on Form S-1 covering the registration of the Registrable Securities then outstanding and such registration would cover sales having an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to or more than Ten Million Dollars (US $10,000,000), then the Company shall, within twenty-one (21) days after receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsections 9.1(a), (b) and (c), file as soon as practicable a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within twenty (20) days after the date such notice is given by the Company in accordance with Section 14.2.

                           (a) Notwithstanding the foregoing, the Company shall
                  not be obligated to take any action to effect any such registration pursuant to this Section 9.1:

                                    (i)   in any particular jurisdiction in
                           which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (ii)  if the Company shall have initiated a
                           registration pursuant to this Section 9.1 within the preceding six (6) month period;

                                    (iii) if the Company shall have initiated at
                           the request of such Initiating Holder(s) at least one such registration pursuant to this Section 9.1 which has been declared or ordered effective;

                                    (iv)  if the Initiating Holders propose to
                           dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 9.11 hereof; or

                                    (v)   at any time after five (5) years
                           immediately following completion of the Initial Public Offering.

                           (b) Subject to the foregoing subsection 9.1(a), the
                  Company shall file a registration statement as soon as possible after receipt of the request or requests of the Initiating Holders under this Section 9.1 and the Company shall have the right, subject to the other provisions of this
                  Section 9.1, to participate therein; PROVIDED, HOWEVER, that if the Company shall furnish to such Initiating Holders within thirty (30) days of receipt of such request a certificate signed by the CEO of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing to a date not later than one hundred eighty (180) days after receipt of such request; PROVIDED, FURTHER, that notwithstanding anything to the contrary herein, the Company shall not be obligated to effect a registration pursuant to this Section 9.1 during the period starting with the date of the Initial Public Offering and ending on the date one hundred eighty (180) days following the Initial Public Offering, PROVIDED that the Company employs all reasonable efforts to cause such registration statement to become effective and the Company's estimate of the date of filing such registration statement is made in good faith.

                           (c) The underwriting shall be managed by a reputable
                  underwriter or underwriters selected by the Initiating Holders, which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, and the Company shall have the right, subject to the other provisions of this subsection (c), to participate therein. The right of any Holder to registration pursuant to Section 9.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as provided above. Notwithstanding any other provision of this Section 9.1, if the underwriters advise the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten and that the total amount of securities that all Holders (Initiating and non-Initiating) and the Company request pursuant to this Section 9.1(c) to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall so advise all Holders and all of the shares to be included in the registration shall be allocated among all Holders requesting inclusion (Initiating and non-Initiating) pro rata according to the total amount of securities requested to be included in such registration owned by each Holder requesting inclusion (Initiating or non-Initiating) or in such other proportions as shall be mutually agreed by such selling shareholders, and only if all of the shares requested to be included by Holders are included after giving effect to such allocation shall any shares requested by the Company to be included be included.

         If any Person does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion pro rata according to the total amount of securities requested to be included in such registration owned by each such Person or in such other proportions as shall be mutually agreed by such selling shareholders.

         9.2 COMPANY REGISTRATION. If at any time after the date of this Shareholders' Agreement the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration relating to shares to be issued in connection with the acquisition of another company, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder made within thirty (30) days after the Company shall have given such notice in accordance with Section 14.2, the Company shall, subject to the provisions of Section 9.7, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

         9.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Article 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
                  statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days;

                           (b) Prepare and file with the SEC such amendments and
                  supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (c) Furnish to the Holders such numbers of copies of
                  a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                           (d) Use all reasonable efforts to register and
                  qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

                           (e) Enter into and perform its obligations under an
                  underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         9.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 9 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably and customarily required to effect the registration of the Registrable Securities.

         9.5 EXPENSES OF DEMAND REGISTRATION. All expenses in connection with the registrations initiated pursuant to Section 9.1 hereof and made or ordered effective, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 9.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed US $50,000) of one counsel for the selling Holders, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 9.1 if the registration request is subsequently withdrawn at the request of the Holders (Initiating or non-Initiating) holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

         9.6 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 9.2 for each Holder (which right may be assigned as provided in Section 9.12), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements (not to exceed US $50,000) of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

         9.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 9.2 to include any of the Holders' securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in an offering (other than a registration effected pursuant to Section 9.1) exceeds the amount of securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities requested to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

         If any Person does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion pro rata according to the total amount of securities requested to be included in such registration owned by each such Person or in such other proportions as shall be mutually agreed by such selling shareholders.

         For purposes of the immediately preceding paragraph concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners, and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

         9.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

         9.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article 9:

                           (a) To the extent permitted by law, the Company will
                  indemnify and hold harmless each Holder, the officers, directors, partners, employees and legal counsel of each Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, rule or regulation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer, director, partner, employee, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing these indemnification provisions, as such expenses are incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 9.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

                           (b) To the extent permitted by law, each selling
                  Holder will indemnify and hold harmless the Company, each of its directors and officers, its legal counsel, each Person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities in such registration statement or any of such other Holder's directors, officers, employees, legal counsel or any Person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, legal counsel, or controlling Person, or other such Holder or director, officer, employee, legal counsel or controlling Person of such other Holder may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, legal counsel, controlling Person, other Holder, or officer, director, employee, legal counsel, or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action or enforcing these indemnification provisions, as such expenses are incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 9.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder.

                           (c) Promptly after receipt by an indemnified party
                  under this Section 9.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.9, give to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel at its own expense if it so desires. Notwithstanding the foregoing, if the indemnified party and the indemnifying party have conflicting interests with respect to the action so that joint counsel for them would be inappropriate (as determined by counsel to the indemnified party and counsel to the indemnifying party), then the indemnifying party shall pay reasonable fees and expenses of one counsel to the indemnified party. Each indemnified party shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but the failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.9, unless the indemnifying party is materially prejudiced by such failure to give notice.

                           (d) If the indemnification provided for in this
                  Section 9.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party or insufficient to hold harmless an indemnified party under subsection (a), (b), or
                  (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), or (c) above, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the action, statement or omission that resulted in such claims, as well as other equitable considerations. The relative fault shall be determined with reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 9.9, a Holder of Registrable Securities shall not, as an indemnifying party, be required to contribute any amount in excess of (x) the amount by which the total price at which the Registrable Securities sold by such indemnifying party were offered to the public exceeds (y) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. The Company and each Holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 9.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this
                  Section 9.9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defense of any such action or claim which is the subject of this subsection (d) or enforcement of these contribution provisions.

                           (e) The obligations of the Company and Holders under
                  this Section 9.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 9, and otherwise.

           9.10 REPORTS UNDER SECURITIES EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees that if it becomes a reporting company under the Exchange Act, to:

                           (a) make and keep public information available, as
                  those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           (b) file with the SEC in a timely manner all reports
                  and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (c) furnish to any Holder, so long as the Holder owns
                  any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

           9.11 FORM S-3 REGISTRATION. In case the Company shall receive written request or requests from a Holder that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a) promptly give written notice of the proposed
                  registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable, effect such registration
                  and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request made within thirty (30) days after the Company shall have given such notice pursuant to Section 14.2 hereof; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
                  Section 9.11: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than Five Million Dollars (US $5,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the CEO stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder or Holders under this Section 9.11; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any 12 month period; (iv) if the Company within the nine month period preceding the date of such request, already has effected one registration on Form S-3 for the Holders pursuant to this Section 9.11 or within the 48 month period preceding the date of such request already has effected five such registrations and other similar provisions granting rights to the registration on Form S-3; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered (including securities which the Company wishes to issue), as soon as practicable after receipt of the request or requests of the Holders. All expenses, other than underwriting discounts and commissions, incurred in connection with the registrations pursuant to this Section 9.11, including (without limitation) all other registration, filing, qualification, printer's and accounting fees shall be borne by the Company. Registrations effected pursuant to this Section 9.11 shall not be counted as demands for registration effected pursuant to Section 9.1 of this Shareholders' Agreement.

         9.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article 9 may be assigned by a Holder to a transferee or assignee who has lawfully received the shares in accordance with all applicable laws and regulations and with respect to Registrable Securities other than Board Warrants, the terms of this Shareholders' Agreement and, if applicable, is a Shareholder as defined hereunder or a partner or equity holder of a Shareholder (or a third party duly authorized to act on behalf of a Shareholder or its partners or equity holders), PROVIDED that such partner or equity holder has appointed such Shareholder (or such duly authorized third party) as its lawful attorney-in-fact to receive notices, vote and otherwise make binding decisions under the terms of this
Article 9; PROVIDED, HOWEVER, in each case, the Company is, within a reasonable period of time after such transfer, given written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if (i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (ii) the transferee agrees to be bound by the terms of this Article 9. Any provisions of this Shareholders' Agreement to the contrary notwithstanding, a transferee shall have no rights of a Holder under Section 9.1 of this Shareholders' Agreement unless such transferee receives from a Shareholder that is a party to this Shareholders' Agreement as of its date, one hundred percent (100%) of the shares of Stock held by such Shareholder as of the date of this Shareholders' Agreement (as diluted, other than by disposition by such Shareholder).

         9.13 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Article 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy percent (70 %) of the Registrable Securities. Any amendment or waiver effected in accordance therewith shall be binding upon each holder of any securities purchased under this Shareholders' Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         9.14 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Article 9 shall terminate five (5) years after the date of consummation of the Initial Public Offering.

         9.15 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any securities of the Company (other than securities registered in the offering) whether or not acquired by such Holder under this Shareholders' Agreement during a reasonable and customary period of time (not to exceed one hundred eighty (180) days), as agreed to by the Company and the underwriters, following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that:

                           (a) such agreement shall be applicable only to the
                  first registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

                           (b) all officers and directors of the Company,
                  holders of 5% or more of the Company's issued and outstanding capital stock and all other Persons with registration rights (whether or not pursuant to this Shareholders' Agreement) similarly agree not to sell or transfer.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such reasonable and customary period.

10.      COVENANTS OF THE COMPANY AND THE SHAREHOLDERS.

         10.1 FINANCIAL STATEMENTS. The Company shall deliver to each Shareholder (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a cash flow statement, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and certified by an independent public accounting firm selected by the Company's Board of Directors, and a copy of such independent public accounting firm's auditor's letter to the management of the Company; (ii) within thirty (30) days after the end of each month, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such month; (iii) within thirty (30) days of the end of each quarter, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also compare actual performance to budget and to the prior year's comparable period; and (iv) not later than a date to be determined by the Board of Directors of the Company for each fiscal year, the annual business plan of the Company, prepared on a monthly basis, approved by the Board of Directors of the Company.

         10.2 SHAREHOLDER INSPECTION. The Company shall permit each Shareholder, at such Shareholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Shareholder; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this Section 10.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless a non-disclosure agreement, satisfactory to the Company in its reasonable judgment, has been executed and delivered by the relevant Shareholder.

         10.3     NEGATIVE COVENANTS.

                           (a) The Company shall not, without the prior consent
                  or approval of the holders of at least seventy percent (70%) of the Stock then outstanding:

                                    (i)   amend the Company's Articles of
                           Incorporation or Bylaws; or

                                    (ii)  take any action which results in the
                           merger, consolidation or reorganization with or into any other corporation or corporations (other than a mere reincorporation transaction) or a sale of all or substantially all of the assets of the Company; or

                                    (iii) take any action which results in the
                           voluntary dissolution or liquidation of the Company;
                           or

                                    (iv)  redeem any shares of the Company's
                           capital stock (other than as contemplated in connection with the Employee Plan or Article 2 or 8 of this Shareholders' Agreement) or create or reclassify any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any equity security or in any manner issue any additional shares of capital stock of the Company other than in the Target IPO, upon conversion of any Convertible Promissory Note, or upon exercise of any Warrant or any option granted under the employee option plan contemplated by Section 10.4 hereof; or

                                    (v)   approve an Initial Public Offering,
                           other than a Target IPO; or

                                    (vi)  select the Company's outside auditor;
                           or

                                    (vii) declare or pay any dividend (other
                           than a dividend payable ratably to all shareholders in shares of Stock) in respect of any Stock.

                           (b) The Company shall not, without the prior consent
                  or approval of the holders of at least seventy percent (70%) of the Stock then outstanding:

                                    (i)   approve the establishment or the
                           closing of any facility having (or to employ) more than twenty (20) employees; or

                                    (ii)  purchase, sell, license or lease any
                           asset of the Company having a value in excess of the greater of Three Million Dollars (US $3,000,000) or one percent (1%) of the consolidated net revenue of the

                           Company for the twelve (12) months preceding such purchase, sale or lease.

           10.4 INCENTIVE OPTIONS. As soon as practicable after the Closing Date, the Company will adopt an incentive option plan for officers and employees (other than the Principal Shareholder) and shall reserve for issuance under such plan options covering an aggregate of six percent (6%) of the Stock of the Company issued and outstanding immediately after the Closing Date on a fully diluted basis (but without giving effect to any Board Warrants or the options provided for in this Section 10.4). The detailed terms and provisions of such option plan and options shall be as set forth in the operative documents as approved by the Board of Directors; PROVIDED that, at a minimum, no such options shall be exercisable other than for Common Stock or other than in connection with an Initial Public Offering or a merger of the Company in which the Company is not the surviving entity.

           10.5   SHAREHOLDER LOANS.

                           (a) Subject to the right of the Principal Shareholder
                  to participate pursuant to the terms of Section 10.5(b) of this Shareholders' Agreement, the Investors agree to lend to the Company in the aggregate up to Thirteen Million Dollars (US $13,000,000) with each Investor agreeing to lend the amount indicated on Schedule 2 hereto within thirty (30) days after receipt of a request in writing from the Chairman specifying the amount of the loan required by the Company; PROVIDED, HOWEVER, that:

                                    (i)   the Company shall be permitted to make
                           no more than three such requests and that the aggregate amount outstanding at any one time in respect of all such requests shall in no event exceed the amount set forth on Schedule 2 with respect to each Investor;

                                    (ii)  all amounts in respect of which the
                           Company requests loans pursuant to this Section 10.5 shall be allocated ratably to the Investors (and to the Principal Shareholder, to the extent that the Principal Shareholder participates in such loan pursuant to Section 10.5(b) of this Shareholders' Agreement);

                                    (iii) each loan made pursuant to this
                           Section 10.5 shall be evidenced by a Convertible Subordinated Promissory Note which shall be (A) as to Seven Million Dollars ($7,000,000) in aggregate principal amount borrowed, substantially in the form attached as Exhibit B-1 to this Shareholders' Agreement and (B) as to Six Million Dollars ($6,000,000) in aggregate principal amount borrowed, substantially in the form of Exhibit B-2 to this Shareholders' Agreement (each a "Convertible Promissory Note") and shall be subject to the terms and conditions, including, without limitation, the conversion rights, set forth therein;

                                    (iv)   no material breach of any agreement,
                           obligation or condition contained in this Shareholders' Agreement to be performed or observed by the Company or the Principal Shareholder shall have occurred and be continuing, PROVIDED that, if the existence of such a material breach is to be asserted as excusing the obligation to make loans hereunder, then the Investor asserting a breach shall have given the Company and each other party to this Shareholders' Agreement notice of the existence of such breach and requested that such breach be cured as a condition to such Person's obligations under this Section 10.5 and more than twenty (20) days shall have elapsed without such breach being remedied (or the effect thereof waived by such Investor);

                                    (v)    no "event of default" under and as
                           defined in the Company's principal working capital financing agreement (with the CIT Group/Credit Finance, Inc. in an amount available to be borrowed of up to Seventy Million U.S. Dollars ($70,000,000) (the "Senior Financing"), arising out of the financial condition or performance of the Company, and that cannot be remedied by application of the total amount then available to be borrowed by the Company pursuant to this Section 10.5, shall have occurred and be continuing;

                                    (vi)   the execution, delivery and
                           performance of each Convertible Promissory Note by the Company shall have been duly authorized by all necessary corporate action on the part of the Company;

                                    (vii)  the proceeds of such loans will be
                           applied exclusively to (A) pay claims of creditors against the Company in accordance with the Plan including "disputed claims" as such disputed claims are resolved and liquidated, (B) pay any amount then due and payable to Melita Hayes arising out of the purchase or redemption of her shares of Common Stock, or (C) provide working capital and for other general business purposes of the Company (other than repayment of the Convertible Promissory Notes), PROVIDED that in the case of loans evidenced by Convertible Promissory Notes in the form of Exhibit B-1, use of proceeds for such purposes shall be subject to the approval of the Board of Directors of the Company (which approval shall not be unreasonably withheld); and

                                    (viii) upon the making of each such loan,
                           the Chairman shall deliver to each Investor a certificate dated as of the date of funding certifying that the conditions set forth in subparagraphs (ii) through (vii) of this Section 10.5 have been fulfilled as of the date of the making of each such loan.

                           (b) The Principal Shareholder shall have the right,
                  but not the obligation to participate with the Investors ratably in accordance with the number of shares of Stock then owned or controlled by each of them in any loan the proceeds of which are to be applied (and are applied) as provided in subsection 10.5(a)(vii)(C) of this Shareholders' Agreement.

                           (c) Notwithstanding any other provision of this
                  Shareholders' Agreement, no Investor shall have any obligation to make any loans pursuant to this Section 10.5 after the first anniversary of the Closing Date.

                           (d) The discretion to determine, consistent with
                  applicable standards of conduct and subject to the other terms of this Agreement,

                                    (i)  that any loan requested hereunder
                           evidenced by a Convertible Promissory Note shall be evidenced by such a Note in the form of Exhibit B-1 or B-2 and

                                    (ii) whether repayment of all or any part of
                           the principal of loans evidenced by Convertible Promissory Notes shall be made in accordance with the terms of such Notes, including whether such repayment shall be applied to Notes in the form of Exhibit B-1 or B-2, is expressly delegated to the Chairman acting in complete compliance with his fiduciary duties as an officer of the Company in making such determinations (which fiduciary duties to the Company shall not be altered or influenced in any way by such Chairman's position as a shareholder of the Company), PROVIDED that the Shareholders acknowledge that no such repayment shall be made if an "event of default" exists at the time such repayment is to be made (or would exist after giving effect to such repayment) under the Senior Financing.

         10.6     CHIEF EXECUTIVE OFFICER.

                  The Shareholders will implement the following procedure as promptly as is practicable after the Closing Date:

                           (a) Promptly (and in any event within ten (10) days
                  after the Closing Date if no chief executive officer ("CEO") has been appointed by the Board), a committee of the Board of Directors of the Company, consisting of three members, with one member appointed by each of Rinzai, the Principal Shareholder and a majority of the other Board members, shall be appointed to assist in recruiting and interviewing prospective president and CEO candidates to be formally nominated by the Chairman to the Board, subject to the prior approval of the Investors holding a majority of the Preferred Shares, which approval will not be unreasonably withheld, for appointment by the Board to such position. The qualifications, objectives and responsibilities of the CEO will include at least the items set forth on the description attached hereto as Exhibit C.

                           (b) If a CEO has not been appointed by the Board
                  acting on a nomination initiated by the Chairman within ninety
                  (90) days after the Closing Date, then the Investors, acting jointly, shall thereafter have the right, subject to approval by the Chairman, to determine which CEO candidates are formally nominated for appointment by the Board. Such candidates may be identified by the Board committee, any Shareholder, the Chairman, or any executive recruiter employed by or on behalf of any of the foregoing, PROVIDED only that if the Investors owning a majority of the Preferred Shares have agreed on a candidate who substantially fulfills the requirements inherent in the description attached as Exhibit C and whom they wish formally to nominate, they will first advise the Chairman and request his approval (which approval shall not be unreasonably withheld). If the Chairman rejects the first two such candidates, he shall approve any third candidate so selected to be nominated or, if he prefers one of the two candidates previously rejected and that candidate is still available and willing to accept such position, the Chairman may approve such previously rejected candidate.

                           (c) The Company shall enter into an employment
                  agreement with the CEO, the terms of such employment agreement to be subject to the approval of the Investors owning a majority of the Preferred Shares, which approval shall not be unreasonably withheld PROVIDED that the description of the position of CEO set forth in such contract is substantially identical to the description attached hereto as Exhibit C, and the prior approval of the Investors owning a majority of the Preferred Shares shall be required for any amendment or modification of such contract (or any contract with any successor CEO during the 24-month period following the Closing
                  Date) the effect of which is to reduce the objectives and responsibilities of such position.

                           (d) Any CEO appointed pursuant to this procedure may
                  be removed only by the Board of Directors.

                           (e) In the event of a vacancy in the CEO position
                  (including any vacancy existing on the Closing Date), so long as Rinzai is a Shareholder of the Company, Rinzai shall in its sole discretion be entitled to appoint an interim CEO until such position can be filled either in accordance with the terms of this Section 10.6 or by a vote of the Board of Directors of the Company in the event that the terms of this
                  Section 10.6 are no longer applicable.

If a chief financial officer of the Company is appointed at any time after the Closing Date, the foregoing procedure (but with reference to an appropriate position profile for chief financial officer) shall apply also to such appointment. The above procedure shall apply to the first and any successor CEO and CFO appointed during the term hereof.

           10.7 CERTAIN OTHER SHAREHOLDER AGREEMENTS. Without limiting any agreements between the Shareholders contained elsewhere in this Shareholders' Agreement or in any other document entered into after the date hereof, the Shareholders agree expressly as follows:

                           (a) Each Shareholder will cause the members of the
                  Board of Directors designated by it or him to vote in favor of a Target IPO, if requested by either of Rinzai or the Principal Shareholder (or their Permitted Transferees), and to vote to adopt the employee incentive option plan as set forth in Section 10.4 hereof;

                           (b) Each Shareholder will cause the members of the
                  Board designated by it or him to vote in favor of retention of any reputable investment banker or other appropriate professional proposed by Rinzai in accordance with the provisions of Section 8.1 of this Shareholders' Agreement.

                           (c) Each Shareholder will cause the members of the
                  Board of Directors designated by it or him to vote in favor of and/or ratify the appointment of any interim CEO appointed by Rinzai in accordance with Section 10.6(e) hereof.

                           (d) In connection with the completion of any Initial
                  Public Offering, vote in favor of amending the articles or certificate of incorporation of the Company and the bylaws of the Company to delete any "supermajority" voting provisions contained therein.

                           (e) Immediately following the closing on the Closing
                  Date, the Shareholders will hold a meeting at which, among other things, Directors will be elected, and immediately thereafter, the Directors will hold their initial meeting at which, among other things, Dennis C. Hayes' resignation as President of the Company will be accepted, he will be appointed as the Chairman and the employment agreement between him and the Company in the form attached to the Merger Agreement as Exhibit F will be ratified and confirmed, and any other officers of the Company will be appointed or reappointed or confirmed in their positions, as appropriate.

                           (f) So long as Rinzai is a Shareholder, the Voting
                  Trust will not be terminated (other than in accordance with its terms) nor the terms thereof amended or modified without the prior approval of Rinzai.

                           (g) The Principal Shareholder and the Company agree
                  that effective upon Melita Easters Hayes (or any successor) ceasing to be a shareholder of the Company, the 1988 Shareholder Agreement (as defined in the Merger Agreement) shall without further action by any party hereto, terminate and be of no further force or effect.

11.      LEGEND.

         Upon execution of this Shareholders' Agreement, each Shareholder shall deliver to the Secretary of the Company all certificates evidencing shares of Stock then owned by him or it, which certificates shall be stamped or endorsed with a legend in substantially the following form:

                               TRANSFER RESTRICTED

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A SHAREHOLDERS' AGREEMENT DATED AS OF APRIL 16, 1996 (THE "AGREEMENT") AMONG HAYES MICROCOMPUTER PRODUCTS, INC. (THE "COMPANY") AND THE SHAREHOLDERS (AS DEFINED THEREIN) AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF THE AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE PRESIDENT OF THE COMPANY.

IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE AND NO TRANSFER OF THEM WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and the Secretary of the Company shall further cause all certificates evidencing issued shares of Stock not owned by Shareholders to be stamped or endorsed with a legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE AND NO TRANSFER OF THEM WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Any legend endorsed on a certificate pursuant to this Section 11 shall be removed (i) if Stock represented by such certificate shall have been registered or otherwise lawfully sold in a public transaction or (ii) if the holder of such Stock shall have provided the Company with an opinion from counsel, in form and substance acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that a public sale, transfer or assignment of such Stock may be made without registration.

12.      BOARD OF DIRECTORS.

           12.1 ELECTION. The Board of Directors shall initially consist of seven (7) members. Directors shall be elected as hereinafter set forth. Subject to the provisions of Section 12.2 of this Shareholders' Agreement, each of the Shareholders shall vote (or cause to be voted) all of the shares of Stock owned or controlled by him or it so as to provide for the election to the Board of Directors, at any annual or special meeting called for such purpose, of (i) the Principal Shareholder and one individual designated by the Principal Shareholder or the Principal Shareholder Successor (or two (2) individuals designated by the Principal Shareholder Successor if the Principal Shareholder is deceased or incompetent); (ii) two (2) individuals designated by Rinzai; (iii) one (1) individual designated jointly by the Singapore Group; (iv) one (1) individual designated by the Hong Kong Group who shall be nominated by Kaifa Technology (H.K.) Limited as long as it is a Shareholder; and (v) the CEO of the Company (but not any interim CEO). Each Shareholder and the Principal Shareholder Successor agrees to vote to remove any Director at the request of the Shareholder or the Principal Shareholder Successor that designated such Director. The rights of the Principal Shareholder and each Investor so to designate Directors shall inure to the benefit of any transferee pursuant to
Article 4 hereof from such Shareholder (or from the Principal Shareholder Successor or, as to the Investor, from any Permitted Transferee) of all (but not less than all) of the shares of Stock originally issued to such Shareholder (as the same may have been converted and adjusted for stock splits, combinations and other similar events). Any Shareholder who owns at least two percent (2%) of the issued and outstanding Stock, calculated on a fully diluted basis, and who does not have the right to nominate a Board member as provided above, shall have the right to receive notice of and attend all Board meetings for observation purposes, but shall not have the right to vote or otherwise participate therein nor to attend any meeting, or portion thereof, declared by the Board, upon advice of counsel, to be a closed meeting for executive session; and provided, further, that any such Shareholder who does not attend any such meeting shall have the right to receive copies of any minutes or resolutions approved by the Board at such meeting.

         12.2     ALTERATION OR TERMINATION OF PROVISIONS UNDER CERTAIN
CIRCUMSTANCES.

                           (a) If at any time the number of shares of Stock
                  owned or controlled by any of the Principal Shareholder, the Principal Shareholder Successor or Rinzai (or by any Article 4 transferee of any thereof who is entitled, pursuant to the provisions of Section 12.1, to designate Directors) shall be less than twenty percent (20%) of the then outstanding shares of Stock by reason of any sale or other disposition made by such Shareholder or the Principal Shareholder Successor, as the case may be, then (i) such Shareholder or the Principal Shareholder Successor, as the case may be, shall be entitled to designate only one Director in accordance with Section 12.1 and shall forthwith cause the resignation of one of the two Directors at the time holding office in the Company by reason of the designation thereof by such Shareholder or the Principal Shareholder Successor, respectively, and (ii) the Bylaws of the Company shall promptly be amended so as to implement the foregoing provisions. If at any time the number of shares of Stock owned or controlled by any of the Principal Shareholder, the Principal Shareholder Successor, Rinzai, the Hong Kong Group or the Singapore Group (or by any Article 4 transferee of any thereof who is entitled, pursuant to the provisions of Section 12.1, to designate Directors) shall be less than eight percent (8%) of the then outstanding shares of Stock by reason of any sale or other disposition made by such Shareholder or the

                  Principal Shareholder Successor, as the case may be, then (i) such Shareholder or the Principal Shareholder Successor, as the case may be, shall not be entitled to designate any Directors in accordance with Section 12.1 and shall forthwith cause the resignation of the Director or Directors at the time holding office in the Company by reason of the designation thereof by such Shareholder or the Principal Shareholder Successor, respectively, and (ii) the Bylaws of the Company shall promptly be amended so as to implement the foregoing provisions.

                           (b) If at any time the Principal Shareholder and his
                  Permitted Transferees, the Employee Plan and Rinzai, or any Investor (or the Hong Kong Group or the Singapore Group) if such Investor (or group of Investors) has acquired more than twenty percent (20%) of the Company's outstanding Stock, are the only shareholders of the Company, then the number of Directors shall be reduced to five (5), a quorum of the Directors shall be reduced to three (3), and each of the Principal Shareholder and Rinzai, or such Investor or group of Investors, as the case may be, shall be entitled in accordance with Section 12.1 to designate two (2) members of the Board of Directors and such members acting jointly shall designate the fifth (5th) member, PROVIDED that from and after such time as any Investor or group of Investors owns at least fifty-five percent (55%) of the outstanding shares (and the Principal Shareholder and his Permitted Transferees and the Employee Plan own the remainder), such Investor or group of Investors shall be entitled to designate three (3) such Directors and the Principal Shareholder shall be entitled to designate two
                  (2) such directors. The Bylaws of the Company shall be promptly amended so as to implement the foregoing provisions.

           12.3 INDEMNIFICATION. The Articles of Incorporation or Bylaws of the Company shall, at all times during which any Affiliate or employee of any Shareholder serves as a member of the Board provide for limitations on the liability of the Directors and indemnification of the Directors to the fullest extent permitted under applicable law. To the extent not prohibited by law, in the event that any Shareholder who is a Director or any Affiliate or employee of a Shareholder who is a Director shall be made or threatened to be made a party to any action, suit or proceeding with respect to which any such Shareholder or Director may be entitled to indemnification solely in such capacity by the Company pursuant to this Shareholders' Agreement or the Bylaws, or otherwise, all such Directors, as a group, shall be entitled to be represented in such action, suit or proceeding by one counsel of their choice and the expenses of such representation shall be reimbursed by the Company on a monthly basis upon submission of such invoices. Promptly after election of any director, the Company will enter into an appropriate indemnification agreement with such Director; PROVIDED, HOWEVER, that except with respect to proceedings to enforce rights of indemnification, the Company shall indemnify any such Director for his expenses incurred in connection with a successful proceeding (or part thereof) initiated by such Director in such capacity only if such proceeding (or part thereof) was authorized by the Board of Directors.

13.      SPECIFIC PERFORMANCE.

         The Shareholders and the Company acknowledge and agree that the recovery of money damages will not constitute an adequate remedy for breach of the provisions of this Shareholders' Agreement. Accordingly, the parties agree that the provisions of this Shareholders' Agreement may be specifically enforced against them and transferees of securities of the Company which are subject to this Shareholders' Agreement (in addition to any other remedies available for breach of this Shareholders' Agreement), and the parties (for themselves and, in the case of the Shareholders, transferees of their securities of the Company), hereby waive the defense in any equitable proceeding that there is an adequate remedy at law for any such breach.

14.      MISCELLANEOUS.

         14.1 TERMINATION. This Shareholders' Agreement shall continue until the first to occur of (a) the tenth (10th) anniversary of this Shareholders' Agreement or (b) the completion of the Initial Public Offering; PROVIDED, HOWEVER, that the provisions of Articles 2 and 3 shall survive the occurrence of an Initial Public Offering until the tenth (10th) anniversary of the date hereof with respect to private sales (or series of related sales) of Stock for amounts in the aggregate greater than Ten Million Dollars (US$10,000,000) and the provisions of Article 9 shall survive the occurrence of an Initial Public Offering until the fifth (5th) anniversary thereof.

         14.2 NOTICES. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 14.2:

         The Company:               Hayes Microcomputer Products, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia  30092
                                    Attention:  Mr. Dennis C. Hayes
                                    Telecopy:  (770) 840-6830
with a required copy to:

                  G. Donald Johnson
                  Parker, Johnson, Cook & Dunlevie
                  1275 Peachtree Street, N.E.,
                  Suite 700
                  Atlanta, Georgia  30309
                  Telecopy:  (404) 888-7490

Kaifa:            Kaifa Technology (H.K.) Limited
                  2201 Hong Kong Worsted Mills Industrial Building 31-39 Wo Tong Tsui Street
                  Kwai Chung, New Territories
                  Hong Kong
                  Attention:        Mr. Tam Man Chi, President
                  Telecopy:         (852) 2480-4723

with a required copy to:

                  Vivien Chan & Company
                  15/F, One Exchange Square
                  8 Connaught Place
                  Central
                  Hong Kong
                  Attention:        Mr. George Riberio
                  Telecopy:         (852) 2845-9160

RPH:              Rolling Profit Holdings Limited             Wongs:            Wong's International (Holdings) Limited
                  Arion Commercial Center                                       Wong's Industrial Centre
                  Third Floor, Room 304                                         180 Wai Yip Street
                  2-12 Queen's Road West                                        Kwun Tong
                  Hong Kong                                                     Kowloon
                  Attention:        President                                   Hong Kong
                  Telecopy:         (852) 2854-0438                             Attention:       President
                                                                                Telecopy:        (852) 2797-8076

with a required copy in either case to:

                  Farrand, Cooper & Bruiniers
                  235 Montgomery, Suite 1035
                  San Francisco, California  94104
                  Attention:        Wayne Cooper, Esq.
                  Telecopy:         (415) 677-2950
Acma:                      Acma Limited                                Rinzai Limited
or Rinzai         17 Jurong Port Road                                  c/o Acma Limited
                  Singapore 2261                                       17 Jurong Port Road
                  Attention:        President                          Singapore 2661
                  Telecopy:         011 65 264-0125                    Attention:       President
                                                                       Telecopy:        011 65 264-0125

Guthrie:          Guthrie GTS Limited                                           Lao Hotel (H.K.) Limited
or Lao                     115 Amoy Street # 02-00                              c/o Guthrie GTS Limited
Hotel:            Singapore  059935                                    115 Amoy Street # 02-00
                  Attention:        Mr. Arthur Tan                     Singapore  059935
                  Telecopy:         011 65 224-9211                    Attention:       Mr. Arthur Tan
                                                                       Telecopy:        011 65 224-9211

GK:               GK Goh Holdings Limited                              Saliendra Pte Ltd.
or                50 Raffles Place                                     c/o GK Goh Holdings Limited
Saliendra Pte     #33-00 Shell Tower                                   50 Raffles Place
                  Singapore  048623                                    #33-00 Shell Tower
                  Attention:        Mr. Lee Teong Sang                 Singapore  048623
                  Telecopy:         011 65 538-6189                    Attention:       Mr. Lee Teong Sang
                                                                       Telecopy:        011 65 538-6189

S.P.:             S.P. Quek Investments Limited
                  c/o Acma Limited
                  17 Jurong Port Road
                  Singapore  619092
                  Attention:        President
                  Telecopy:         011 65 224-9933

with a required copy in the case of any notice to Rinzai, Leo Hotel (H.K.) Limited, Guthrie GTS Limited, GK Goh Holdings Limited, Saliendra Pte Ltd., or S.P. Quek Investments Limited to:

         Jackson Tufts Cole & Black, LLP
         60 South Market Street, 10th Floor
         San Jose, California  95113
         Attention:        Richard Scudellari, Esq.
         Telecopy:         (408) 998-4889

         Dennis Hayes:              Dennis C. Hayes
                                    5835 Peachtree Corners East
                                    Norcross, Georgia  30092
                                    Attention:  Mr. Dennis C. Hayes
                                    Telecopy:  (770) 840-6830

         14.3 GOVERNING LAW. This Shareholders' Agreement shall be governed by and construed under the laws of the State of Georgia without reference to its conflicts of law principles. Any action brought hereunder shall be heard by a court sitting in Fulton County, Georgia.

         14.4 COUNTERPARTS. This Shareholders' Agreement may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, all of which shall be considered one and the same agreement. Facsimile copies with signatures of the parties to this Shareholders' Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Shareholders' Agreement.

         14.5 TITLES AND SUBTITLES. The titles and subtitles used in this Shareholders' Agreement are used for convenience only and are not to be considered in construing or interpreting this Shareholders' Agreement.

         14.6 AMENDMENTS AND WAIVERS. Except as expressly provided in Section
9.13 hereof, no amendment to this Shareholders' Agreement shall be effective unless it is in writing and is signed by all the parties hereto, and no waiver of any provision of this Shareholders' Agreement or consent to any departure by any party from the terms hereof, shall in any event be effective unless in writing and signed by the party or parties against whom such waiver or consent is asserted and then such waiver or consent shall be effective only in the specific instance and for the specific purpose recited therein.

         14.7 SEVERABILITY. If one or more provisions of this Shareholders' Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Shareholders' Agreement and the balance of this Shareholders' Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         14.8 ENTIRE AGREEMENT. This Shareholders' Agreement, the Merger Agreement and the other documents and agreements delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have set forth their hand and seal effective as of the date first above written.

                                    SHAREHOLDERS:


    /s/ G. Donald Johnson                  /s/ Dennis C. Hayes
-------------------------------     -----------------------------------
Witness                             Dennis C. Hayes



                                    RINZAI LIMITED:


                                    By:    /s/ Chou Kong Seng
                                       --------------------------------
                                    Name:  Chou Kong Seng
                                         ------------------------------
                                    Title: Authorized Signatory
                                          -----------------------------


                                    KAIFA TECHNOLOGY (H.K.) LIMITED:


                                    By:    /s/ Tam Man Chi
                                       --------------------------------
                                    Name:  Tam Man Chi
                                         ------------------------------
                                    Title: President
                                          -----------------------------



                                    ROLLING PROFIT HOLDINGS LIMITED


                                    By:    /s/ Gabriel T. W. Chan
                                       --------------------------------
                                    Name:  Gabriel T. W. Chan
                                         ------------------------------
                                    Title: Director
                                          -----------------------------



                                    LAO HOTEL (H.K.) LIMITED


                                    By:    /s/ Low Check Kwang
                                       --------------------------------
                                    Name:  Low Check Kwang
                                         ------------------------------
                                    Title: Director
                                          -----------------------------

                                    SALIENDRA PTE LTD.


                                    By:    /s/ Mr. Lee Teong Sang
                                       --------------------------------
                                    Name:  Mr. Lee Teong Sang
                                         ------------------------------
                                    Title: Director
                                          -----------------------------



                                    S.P. QUEK INVESTMENTS LIMITED


                                    By:    /s/ Sim Pin Quek
                                       --------------------------------
                                    Name:  Sim Pin Quek
                                         ------------------------------
                                    Title: Director
                                          -----------------------------



                                    "COMPANY"
[CORPORATE SEAL]

ATTEST:                             HAYES MICROCOMPUTER PRODUCTS, INC.


By:                                 By:    /s/ Dennis C. Hayes
   -------------------------           --------------------------------
     Secretary                      Name:  Dennis C. Hayes
                                    Title: President

                  The undersigned, Acma Limited, the sole shareholder of Rinzai Limited, is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Rinzai Limited hereunder.

                           ACMA LIMITED


                           By:    /s/ Rai Rajen
                              -------------------------------------------
                           Name:  Rai Rajen
                                -----------------------------------------
                           Title: Managing Director
                                 ----------------------------------------



                  The undersigned, Wong's International (Holdings) Limited, the sole shareholder of Rolling Profit Holdings, Ltd., is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Rolling Profit Holdings, Ltd. hereunder.

                           WONG'S INTERNATIONAL (HOLDINGS) LIMITED

                           By:    /s/ Gabriel T. W. Chan
                              -------------------------------------------
                           Name:  Gabriel T. W. Chan
                                -----------------------------------------
                           Title: Director and Group Financial Controller
                                 ----------------------------------------



                  The undersigned G.K. Goh Holdings Limited, the sole shareholder of Saliendra Pte Ltd., is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Saliendra Pte Ltd. hereunder.

                           G.K. GOH HOLDINGS LIMITED


                           By:    /s/ Mr. Goh Geok Khim
                              -------------------------------------------
                           Name:  Mr. Goh Geok Khim
                                -----------------------------------------
                           Title: Managing Director
                                 ----------------------------------------


                  The undersigned Guthrie GTS Limited, the sole shareholder of Lao Hotel (H.K.) Limited, is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Lao Hotel (H.K.) Limited hereunder.

                           GUTHRIE GTS LIMITED


                           By:    /s/ Arthur Tan Keng Hock
                              -------------------------------------------
                           Name:  Arthur Tan Keng Hock
                                -----------------------------------------
                           Title: Director
                                 ----------------------------------------

                                   SCHEDULE 1

                                List of Investors


                                 Rinzai Limited
                         Kaifa Technology (H.K.)Limited
                        Rolling Profit Holdings, Limited
                            Lao Hotel (H.K.) Limited
                               Saliendra Pte Ltd.
                          S.P. Quek Investments Limited

                              List of Shareholders


                                                                        Number
Shareholder Name                   Class of Shares                    of Shares
----------------                   ----------------                   ---------
Dennis C. Hayes                    Common Stock                       4,943,221

Rinzai Limited                     Preferred Shares                   2,817,500

Kaifa Technology                   Preferred Shares                     816,667
(H.K.) Limited

Rolling Profit Holdings            Preferred Shares                     408,333
Limited

Lao Hotel (H.K.) Limited           Preferred Shares                     367,500

Saliendra Pte Ltd.                 Preferred Shares                     245,000

S.P. Quek Investments              Preferred Shares                     245,000
Pte Ltd.

                                   SCHEDULE 2

                                Shareholder Loans



                                      Aggregate       Convertible     Convertible
                                        Amount          Note B-1       Note B-2
                                      -------------------------------------------
Rinzai Limited                        $7,475,000      $4,025,000      $3,450,000

Lao Hotel (H.K.) Limited              $  975,000      $  525,000      $  450,000

Saliendra Pte Ltd.                    $  650,000      $  350,000      $  300,000

S.P. Quek Investments Pte Ltd.        $  650,000      $  350,000      $  300,000

Kaifa Technology (H.K.) Limited       $2,166,667      $1,166,667      $1,000,000

Rolling Profit Holdings Limited       $1,083,333      $  583,333      $  500,000

                                LIST OF EXHIBITS



Exhibit A         Intentionally Omitted

Exhibit B-1       Form of Convertible Subordinated Promissory Note ($7,000,000 Aggregate)

Exhibit B-2       Form of Convertible Subordinated Promissory Note ($6,000,000 Aggregate)

Exhibit C         CEO Position Profile